UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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SureWest Communications
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 17, 2012

SureWest Communications
(Exact name of registrant as specified in its charter)

California	000-29660	68-0365195
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8150 Industrial Avenue, Roseville, California	95678
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(916) 772-2000

(Former name or former address if changed since last report)

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Item 5.04. Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans

On May 18, 2012, participants in the SureWest KSOP (the “Plan”) were notified that certain restrictions would be imposed on certain Plan transactions. These restrictions will be imposed in order to provide for the conversion of shares of common stock of SureWest Communications (“SureWest”) held by the Plan’s SureWest common stock fund (the “SureWest Stock Fund”) into shares of common stock of Consolidated Communications (“Consolidated”) and cash contingent upon the closing of the transactions contemplated under the pending merger agreement between SureWest and Consolidated (the “Merger”), which closing remains subject to the satisfaction of the conditions set forth in such merger agreement. Among other restrictions, Plan participants will be prevented from moving money in or out of the SureWest Stock Fund. This “blackout period” is expected to begin at 10 a.m., Pacific time (1 p.m., Eastern time) on June 20, 2012 and end during the week of July 8, 2012.

On May 23, 2012, SureWest sent a notice to its directors and executive officers informing them that, as a result of such Plan restrictions, a blackout period will be imposed on them prior to the Merger with respect to SureWest common stock and, if they continue as directors or executive officers of Consolidated after the closing of the Merger, with respect to Consolidated common stock, in each case, that was acquired in connection with their service as a director or an executive officer of SureWest or Consolidated, subject to certain limited exceptions.

A copy of the blackout notice to directors and executive officers of SureWest, which includes the information required by Rule 104(b) of Regulation BTR, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description
99.1	Notice of Blackout Period, dated May 23, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUREWEST COMMUNICATIONS

By:	/s/ Dan T. Bessey
Dan T. Bessey
Vice President and Chief Financial Officer

Date:  May 23, 2012

EXHIBIT INDEX

Exhibit No.	Description

99.1	Notice of Blackout Period, dated May 23, 2012.

Exhibit 99.1

Important Notice to Directors and Executive Officers
of SureWest Communications
Concerning Blackout Period and Regulation BTR Trading Restrictions

The merger (the “Merger”) between SureWest Communications (“SureWest”) and Consolidated Communications (“Consolidated”)will result in an exchange of SureWest common stock (“SureWest Shares”) for shares of Consolidated common stock (“Consolidated Shares”) and cash. This blackout notice (“Blackout Notice”) is being provided in order to notify you that during a “blackout” period, directors and executive officers of SureWest will, subject to certain exceptions, be prevented from buying or selling SureWest Shares prior to the closing of the Merger and, for such individuals who continue as directors or executive officers of Consolidated after the closing of the Merger, buying or selling Consolidated Shares on and after the closing of the Merger. This “blackout period” is expected to begin at 10 a.m., Pacific time (1 p.m., Eastern time) on June 20, 2012 and end during the week of July 8, 2012.

The reason for the blackout period is that Section 306(a) of the Sarbanes-Oxley Act and Regulation BTR (i.e., the Blackout Trading Restriction), promulgated by the Securities and Exchange Commission, generally require a blackout period to be imposed during which directors and executive officers are subject to trading restrictions if 50% or more of the participants in all individual account plans of an issuer are prohibited from engaging in transactions with respect to the issuer’s equity securities in their plan accounts for more than three (3) consecutive business days. The Blackout Trading Restriction also requires that we provide you and the Securities and Exchange Commission (the “SEC”) with advance notice of such a blackout period.

In this case, a blackout period will occur because the administrator of the SureWest KSOP  (the “Plan”) will impose restrictions on transactions by Plan participants in order to provide for the conversion of SureWest Shares held by the SureWest KSOP common stock fund (the “SureWest Stock Fund”) into Consolidated Shares and cash contingent upon the closing of the Merger.  Plan participants will be prevented from (1) transferring contributions or account balances into or out of the SureWest Stock Fund; (2) changing contributions directed to the SureWest Stock Fund and (3) requesting withdrawals, loans, or distributions from or making a loan repayment to the SureWest Stock Fund.

During the blackout period, whether or not you participate in the Plan, your ability to trade in SureWest Shares prior to the closing of the Merger and, if you continue as a director or executive officer of Consolidated after the closing of the Merger, your ability to trade in Consolidated Shares on and after the closing of the Merger will be restricted. Specifically, you will be prohibited from directly or indirectly purchasing, selling, acquiring or transferring any such shares or derivative security with respect to such shares acquired in connection with your service as a director or employment as an executive officer of SureWest or Consolidated.In general, any shares you have received or acquired during your tenure as a director or executive officer (or prior to your tenure as an inducement to become a director or executive officer) that are a component of your total compensation are treated as received in connection with your service as a director or employment as an executive officer.  This includes, but is not limited to, shares held under the Plan and shares with respect to stock options, restricted stock or restricted stock unit awards under the SureWest Communications 2000 Equity Plan.   For this purpose, the SEC applies a presumption that any shares or derivative securities sold or transferred during a blackout period have been “acquired in connection with service or employment as an executive officer or director” if the director or executive officer owned the securities at the time of the transaction unless the director or executive officer can identify the origin of the securities in question.

Although the definition of shares or derivative securities deemed to be acquired in connection with your service as a director or employment as an executive officer is broad, the Blackout Trading Restrictions do not apply to several transactions.  For example, any purchases or sales of shares under a trading arrangement that satisfies the affirmative defense conditions of Exchange Act Rule 10b5-1(c) are exempt as long as the arrangement is not entered into or changed during the blackout period or while the director or executive officer was aware of the actual or approximate beginning and end dates of the blackout period.   If you have any questions regarding these or other transactions that are exempt from the Blackout Trading Restrictions, please contact the individuals listed below.

The blackout period is expected to begin at 10 a.m. Pacific time on June 20, 2012 and is expected to end during the week of July 8, 2012.  Up-to-date information about the blackout period (and whether it has begun or ended) will be available to you, the SEC as well as any other interested party or security holder by contacting Vanguard using the following toll-free number:   1-800-523-1188. This information will be made available by Vanguard for an additional two-year period after the end of the blackout period as required by the Blackout Trading Restriction.

Questions regarding this Blackout Notice or the blackout period that will apply to directors and executive officers (including questions regarding whether the blackout period has begun or ended) may be directed to:

Prior to the Merger: Jim Hughes Executive Director, Compensation & Benefits SureWest Communications 8150 Industrial Avenue, Building A Roseville, CA 95678 (916) 786-1042	On and after the Merger: Stephen Jones Vice President, Human Resources Consolidated Communications 121 South 17th Street Mattoon, IL 61938 (936) 788-7415

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